UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 28, 2012

MEDICAL ALARM CONCEPTS HOLDING, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-153290	26-3534190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 West Church Road, Suite B, King of Prussia, PA		19406
(Address of principal executive offices)		(Zip Code)

(877) 639-2929

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2012 Medical Alarm Concepts Holdings, Inc. (the Company) entered into a distribution contract with the global distributor of the MotorBooster fuel catalyst product. The agreement will govern distribution rights, exclusivity, and royalty provisions as they relate to the proprietary and patented fuel catalyst product.

Pursuant to the terms of the agreement the Company has been granted an exclusive license to market and distribute the product within the United States and Canada. The Company will be subject to royalty payments on any revenue created by the use or distribution of the MotorBooster product. As part of the agreement, the Company has paid $70,000 to acquire 50,000 units of inventory, comprising of 500,000 tablet units. The Company plans to begin to offering this product utilizing direct to consumer radio and Internet marketing programs prior to the summer driving season.

On February 28, 2012, the Company completed a series of withdrawals against a previously established credit line. The total amount drawn against this credit line currently stands at $422,293.78. These funds have been and will be used for general corporate purposes, development of strategic marketing programs, inventory acquisition to meet the growing demand being seen for the Company's MediPendant product, initial MotorBooster inventory acquisition, radio spot creation, and for the purchasing of radio air time to support the MotorBooster product launch. Under the terms of the credit line, all loans are due and payable within 12 months of receipt of funds and bear interest at a rate 8% per annum. These loans resulted in no shareholder dilution.

On March 14, 2012, the Company entered into a contract with Push Button Productions of Sanford, Florida for the purchase of direct response related radio advertising production and regional and national radio advertising time. Under the terms of the contract, the company is obligated to purchase $60,000 of radio airtime over between March 14, 2012 and June 30, 2012. This radio media time will be used to launch and advertise the MotorBooster fuel catalyst product.

Item 8.01. Other Events.

On March 9, 2012, the Company determined that it would not be in the best interest of common shareholders to complete its proposed merger with Texas-based, First Fitness Nutrition. This decision was based mainly to the excessive amount of common shareholder dilution that would occur if the merger closed. Company management believes superior shareholder value will be created by proceeding with the MediPendant marketing plan, which is beginning to meaningfully develop and by pursuing the launch of the MotorBooster fuel catalyst product. Under the terms of the non-binding memorandum of understanding signed between the Companies on November 9, 2011, the Company supplied FirstFitness Nutrition with a $140,000 capital infusion in the form of a 12-month 10% interest-bearing note due on January 4, 2013. In the event of default, the loan shall bear interest on each day at the rate of 20% per annum. Borrower agrees that all property of Borrower which may hereafter be deposited with or come into the possession of Lender shall be applicable to secure the payment of the Loan, and for this purpose Lender is hereby given a lien on and a security interest in all property of Borrower which may hereafter be deposited with or come into the possession of Lender, and for such purpose this Agreement shall constitute a security agreement under the Uniform Commercial Code.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2012		MEDICAL ALARM CONCEPTS HOLDING, INC.

	By:	/s/ Howard Teicher
Howard Teicher
Chief Executive Officer